Exhibit 12

SUPPLEMENTAL INFORMATION REGARDING THE ASIAN INFRASTRUCTURE INVESTMENT BANK

Each of Exhibits 5, 7 and 10 to the annual report of the Asian Infrastructure Investment Bank (“AIIB”) for the fiscal year ended December 31, 2023 (the “Annual Report”) provides a description of the financing portfolio of AIIB. As described under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Portfolio—Loan and Guarantee Geographic Distribution” in each of Exhibits 5, 7, and 10 to the Annual Report, the tables under these captions set forth AIIB’s loan and guarantee portfolio, classified by geographic distribution, as of March 31, 2024, June 30, 2024 and September 30, 2024, respectively. However, each of these tables excludes, with respect to amounts as of December 31, 2023, amounts for guarantees issued by AIIB. Similarly, as described under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Portfolio—Loans and Guarantees by Sector” in each of Exhibits 5, 7 and 10 to the Annual Report, the tables under these captions set forth AIIB’s loan and guarantee portfolio by sector (as classified by AIIB in accordance with the methodology described under these captions), as of March 31, 2024, June 30, 2024 and September 30, 2024, respectively. However, each of these tables excludes, with respect to amounts as of December 31, 2023, amounts for guarantees issued by AIIB.

The following tables set forth, as of December 31, 2023, AIIB’s portfolio of both loans and guarantees, classified by geographic distribution and by sector. Amounts in the following tables may not sum exactly due to rounding differences.

Financing Portfolio

Loan and Guarantee Geographic Distribution

The following table sets forth AIIB’s loan and guarantee portfolio as of December 31, 2023 classified by geographic distribution:

	As of December 31, 2023
	Amount (in millions of US$)(1)	As a percentage of total loan and guarantee portfolio
Committed Amounts
Central Asia	831.0	6%
Eastern Asia	1,171.0	9%
South-Eastern Asia	1,559.5	12%
Southern Asia	6,967.5	53%
Western Asia	1,358.1	10%
Oceania	—	0%
Other Regional	—	0%
Non-Regional	1,262.5	10%

Total Committed	13,149.7	100%

Disbursed Amounts(2)
Central Asia	2,271.4	10%
Eastern Asia	1,750.1	8%
South-Eastern Asia	4,224.4	19%
Southern Asia	8,326.6	37%
Western Asia	4,289.6	19%
Oceania	117.0	1%
Other Regional	270.1	1%
Non-Regional	1,001.4	5%

Total Disbursed	22,250.6	100%

Notes:

(1)  The amounts set forth in this table include both sovereign-backed and non-sovereign-backed loans and committed amounts for guarantees.

(2)  Disbursed amounts represent the gross carrying amount of the loans. AIIB has made no disbursements under the guarantees.

Loans and Guarantees by Sector

The following table sets forth AIIB’s loan and guarantee portfolio as of December 31, 2023 by sector, as classified by AIIB in accordance with the methodology described under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financing Portfolio—Loan and Guarantee by Sector” in each of Exhibits 5, 7, and 10 to the Annual Report:

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	As of December 31, 2023
	Amount (in millions of US$)(1)	As a percentage of total loan and guarantee portfolio
Committed Amounts
Energy	2,690.9	20%
Digital Infrastructure and Technology	—	0%
Transport	4,508.3	34%
Urban	1,061.8	8%
Water	2,399.3	18%
Health Infrastructure	—	0%
Education Infrastructure	130.6	1%
Economic Resilience/PBF(2) (CRF)	397.5	3%
Public Health (CRF)	287.5	2%
Finance/Liquidity (CRF)	75.8	1%
Rural Infrastructure and Agricultural Development	50.7	0%
Other Productive Sectors	—	0%
Other	58.3	0%
Multisector	1,489.0	11%

Total Committed	13,149.7	100%

Disbursed Amounts(3)
Energy	3,050.0	14%
Digital Infrastructure and Technology	205.1	1%
Transport	2,334.3	10%
Urban	997.5	4%
Water	1,273.7	6%
Health Infrastructure	—	0%
Education Infrastructure	119.3	1%
Economic Resilience/PBF (CRF)	8,727.1	39%
Public Health (CRF)	3,100.9	14%
Finance/Liquidity (CRF)	1,991.3	9%
Rural Infrastructure and Agricultural Development	31.6	0%
Other Productive Sectors	—	0%
Other	21.7	0%
Multisector	398.1	2%

Total Disbursed	22,250.6	100%

Notes:

(1)  The amounts set forth in this table include both sovereign-backed and non-sovereign-backed loans and committed amounts for guarantees.

(2)  PBF refers to policy-based extension financing.

(3)  Disbursed amounts represent the gross carrying amount of the loans. AIIB has made no disbursements under the guarantees.

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